EXHIBIT (11)

                             LIQUI-BOX CORPORATION
                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                Thirteen Weeks Ended           Thirty-nine Weeks Ended
                                           -----------------------------    ------------------------------
                                           September 28,   September 30,    September 28,    September 30,
                                               1996            1995             1996              1995
                                           -------------   -------------    -------------    -------------
Primary:

Weighted average number of common
     shares outstanding                       5,913,503       6,237,156        5,995,549        6,237,156


Net effect of dilutive stock options--
     based on treasury stock method
     using average market price                 144,528         120,068          163,437          126,687
                                          -------------   -------------   --------------   --------------

Weighted average common and
     common equivalent shares                 6,058,031       6,357,224        6,158,986        6,363,843
                                          =============   =============   ==============   ==============


Net Income                                $   4,738,000   $   4,223,000   $   12,408,000   $   10,104,000


Earnings per common and
     common equivalent share              $        0.78   $        0.66   $         2.01   $         1.59
                                          =============   =============   ==============   ==============


Fully Diluted:

Weighted average number of common
     shares outstanding                       5,913,503       6,237,156        5,995,549        6,237,156


Net effect of dilutive stock options --
   based on treasury stock method using
   the quarter-end market price
   if higher than average market price          159,471         120,068          168,418          126,687
                                          -------------   -------------   --------------   --------------


Fully Diluted Shares                          6,072,974       6,357,224        6,163,967        6,363,843
                                          =============   =============   ==============   ==============



Net Income                                $   4,738,000   $   4,223,000   $   12,408,000   $   10,104,000


Earnings per share
     assuming full dilution               $        0.78   $        0.66   $         2.01   $         1.59
                                          =============   =============   ==============   ==============


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